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                                                                  EXHIBIT 10(f)

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                              AMENDMENTS TO THE
                              SYSCO CORPORATION
                           1991 STOCK OPTION PLAN


       The Sysco Corporation 1991 Stock Option Plan (the "Plan"), which was approved by the shareholders on November 8, 1991, was amended by the Board of Directors effective September 4, 1997, pursuant to Section 12 of the Plan which empowers the Board to amend the Plan from time to time. These changes are as set forth below.

       1. The first sentence of paragraph (f)(ii) of Section 6 of the Plan is hereby amended in its entirety to read as follows:

       "In order to exercise an option granted hereunder, in whole or in part, the Optionee must meet any additional specific conditions imposed by the Committee at or after the time of the granting of the option."

       2.     The following sentence is hereby added to the end of paragraph
(f)(ii) of Section 6 of the Plan:

       "Any such goals or conditions may be waived by the Committee at any time with respect to any employee or group of employees."

       3. Except as amended in the manner described above, the Plan shall be and remain in full force and effect.